Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2019 and the unaudited pro forma combined condensed consolidated statements of income for the three months ended March 31, 2019 and the year ended December 31, 2018 have been prepared to show the impact on Spirit of Texas Bancshares, Inc.’s (“Spirit”) historical financial position and results of operations of (i) the completion of the acquisition of Comanche National Corporation (“Comanche”) on November 14, 2018, including the issuance of 2,142,811 shares of Spirit common stock to Comanche shareholders, and (ii) the completion of the acquisition of First Beeville Financial Corporation (“Beeville”) on April 2, 2019, including the issuance of 1,579,268 shares of Spirit common stock to Beeville shareholders.

The unaudited pro forma combined condensed consolidated financial information and explanatory notes are based upon the following assumptions:

•

a closing price of Spirit common stock of $18.99, which was the closing price of Spirit common stock on November 14, 2018, as to the issuance of 2,142,811 shares of Spirit common stock to Comanche shareholders; and

•	net cash payment to Comanche shareholders of $12,200,000, for a total consideration of $52.9 million.

•

a closing price of Spirit common stock of $21.20 per share, which was the closing price of Spirit common stock on April 2, 2019, as to the issuance of 1,579,268 shares of Spirit common stock to Beeville shareholders; and

•	net cash payment to Beeville shareholders of $32,375,000, for a total consideration of $65.9 million.

The unaudited pro forma combined condensed consolidated balance sheet give effect to the Beeville acquisition as business combinations under generally accepted accounting principles (“GAAP”). Accordingly, all Beeville assets and liabilities were recorded at their respective fair values and the excess of the merger consideration over the fair value of Beeville’s net assets was allocated to goodwill. The unaudited pro forma combined condensed consolidated statements of income give effect to the Comanche acquisition and the Beeville acquisition as business combinations under GAAP. Pro forma adjustments are included only to the extent they are (i) directly attributable to either or both of the acquisitions, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined condensed consolidated statements of income, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates made for the purpose of preparing these unaudited pro forma financial statements and are described in the accompanying footnotes. Spirit’s management believes that the estimates used in these unaudited pro forma financial statements are reasonable under the circumstances.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for each acquisition will be determined after further valuation analyses under GAAP are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the unaudited pro forma financial statements do not include the effects of any potential cost savings which management believes will result from combining certain operating procedures.

Certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of Comanche and Beeville. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had Spirit, Comanche and Beeville been combined during these periods.

The unaudited pro forma combined condensed consolidated financial statements sets forth the information as if the Beeville acquisition had become effective on March 31, 2019, with respect to the unaudited pro forma combined condensed consolidated balance sheet, and as if each of the Comanche acquisition and the Beeville acquisition had become effective on January 1, 2018, with respect to the unaudited pro forma combined condensed consolidated statements of income. The inclusion of the Comanche acquisition in the pro forma combined condensed consolidated statements of income is through November 14, 2018, after which the results of operations of Comanche are included in the historical results of operations of Spirit.

In preparing the unaudited pro forma combined condensed consolidated financial information in accordance with GAAP, the following historical information was used:

•	Spirit’s Quarterly Report filed on Form 10-Q for the three months ended March 31, 2019;

•	Beeville’s unaudited consolidated financial statements for the three months ended March 31, 2019;

•	Spirit’s Annual Report filed on Form 10-K for the year ended December 31, 2018;

•	Beeville’s audited consolidated financial statements for the year ended December 31, 2018; and

•	Comanche’s unaudited financial information year to date through November 14, 2018.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2019

	Spirit	Beeville	Beeville Acquisition Adjustments		Post Merger Pro forma Combined Company
	(Dollars in thousands)
Assets:
Cash and cash equivalents	$122,662	$61,291	$(34,102	)(a)	$149,851
Investment securities:
Available for sale securities, at fair value	131,068	59,800	—		190,868
Loans held for sale	6,300	—	—		6,300
Loans:
Loans held for investment	1,115,995	299,345	(3,392	)(b)	1,411,948
Less: allowance for loan and lease losses	(6,569)	(3,568)	3,568	(c)	(6,569)

Loans, net	1,109,426	295,777	176		1,405,379

Premises and equipment, net	55,237	7,036	1,250	(d)	63,523
Other real estate owned and repossessed assets	518	1,359	—		1,877
Goodwill	18,253	—	24,202	(e)	42,455
Core deposit intangible	7,954	—	5,900	(f)	13,854
SBA servicing asset	3,747	—	—		3,747
Deferred tax asset, net	—	651	(1,757	)(g)	(1,106)
Bank-owned life insurance	7,442	7,903	—		15,345
Federal Home Loan Bank and other bank stock, at cost	5,264	1,067	—		6,331
Other assets	9,313	2,109	313	(h)	11,735

Total assets	$1,477,184	$436,993	$(4,018)		$1,910,159

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$258,440	$98,264	$—		$356,704
Interest-bearing	363,326	241,702	—		605,028

Total transaction accounts	621,766	339,966	—		961,732
Time deposits	581,486	54,517	200	(i)	636,203

Total deposits	1,203,252	394,483	200		1,597,935
FHLB Advances	65,676	—	—		65,676
Deferred tax liability, net	449				449
Other liabilities	3,831	2,555	3,984	(j)	10,370

Total liabilities	1,273,208	397,038	4,184		1,674,430

Stockholders’ Equity:
Common stock	171,159	1,254	32,226	(k)(l)	204,639
Retained earnings	30,813	41,834	(43,561	)(l)	29,086
Accumulated other comprehensive income (loss)	2,004	(382)	382	(l)	2,004
Treasury stock, at cost	—	(2,751)	2,751	(l)	—

Total stockholders’ equity	203,976	39,955	(8,202)		235,729

Total liabilities and stockholders’ equity	$1,477,184	$436,993	$(4,018)		$1,910,159

The estimated fair values of the assets acquired and liabilities assumed in the Beeville acquisition are as follows:

Assets of acquired bank:
Cash and cash equivalents	$61,291
Securities available for sale	59,800
Loans	295,953
Premises and equipment	8,286
Core deposit intangible	5,900
Deferred tax asset, net	(793)
Other real estate	1,359
Other assets	11,079

Total assets acquired	442,875

Liabilities of acquired bank:
Deposits	394,683
Trust Preferred Securities	—
Other Liabilities	6,539

Total liabilities assumed	401,222

Net assets acquired	41,653

Common stock issued	33,480
Cash paid	32,375

Total purchase price	$65,855

Excess of consideration paid over fair value of net assets acquired - Goodwill	$24,202

(a)	Record cash paid at close of $32.4 million and transaction costs attributable to Spirit of $802 thousand and attributable to Beeville of $925 thousand.
(b)

Estimated fair market value adjustment on the acquired loan portfolio, which includes a $3.6 million adjustment for expected credit losses partially offset by a $200 thousand interest premium. The credit fair market value adjustment was estimated as 1.2% of the loan portfolio and the interest premium was estimated based upon loan portfolio yields for a group of ten of Beeville’s peer banks compared to the yield on Beeville’s loan portfolio. This fair market value adjustment is being accreted into interest income on a straight-line basis over the ten year average life of the portfolio.

(c)	Eliminate acquiree’s allowance for loan losses.
(d)

Estimated fair market value adjustment on premises acquired based upon insured value. Depreciation on the portion of the fair market value adjustment estimated to be attributable to buildings, of $1.2 million will be taken over an estimated life of 30 years on a straight-line basis.

(e)	Record goodwill for amount of consideration and liabilities assumed over fair value of the assets received.
(f)

Estimated core deposit intangible calculated as 2.0% of non time deposits excluding public funds up for bid. Amortization of core deposit intangible will occur over a ten year life using the sum of the years digits method. Estimated amortization in years one through five are $1.1 million, $965 thousand, $858 thousand, $751 thousand and $644 thousand, respectively.

(g)

Estimated fair market value adjustment on acquired deferred tax assets and liabilities, net using a 21.0% enacted tax rate. The fair market value adjustment of the deferred tax asset is $1.8 million. The significant components of the proforma adjustments to deferred tax asset related to acquired loans fair value adjustment of $709 thousand, a deferred tax liability related to premises and equipment of $263 thousand, a deferred tax liability related to core deposit intangible of $1.3 million, the elimination of the deferred tax asset related to Beeville’s historical allowance for loan losses of $613 thousand and the elimination of the deferred tax asset related to Beeville’s deferred compensation previously booked of $313 thousand. Acquired deferred tax assets materially consist of deferred taxes on deferred loan fees ($208 thousand). Acquired deferred tax liabilities materially consist of deferred taxes on premises and equipment ($201 thousand) and OREO ($109 thousand).

(h)	Income tax receivable arising from deferred compensation payments.
(i)	Estimated fair market value adjustment on time deposits based upon published market time deposit rates compared to the yield on Beeville’s time deposits.
(j)

Liability arising from Change in Control Agreement and Stock Appreciation Rights Plan Award Agreements that were in place prior to the reorganization agreement. The value of the stock appreciation rights was derived using the April 2, 2019 closing price of Spirit common stock of $21.20.

(k)	Issue 1,579,268 shares of Spirit common stock at April 2, 2019 closing price of $21.20 for a total of $33.5 million in equity consideration.
(l)	Eliminate Beeville capital accounts. Adjustment to retained earnings includes $1.7 million in closing costs.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR

ENDED DECEMBER 31, 2018

	Spirit	Comanche	Comanche Acquisition Pro Forma Adjustments		Beeville	Beeville Acquisition Pro Forma Adjustments		Pro Forma Combined Company
	(Dollars in thousands, except per share data)
Interest income:
Interest and fees on loans	$55,087	$6,498	$249	(a)	$15,957	$337	(f)	$78,128
Interest and dividends on investment securities	1,508	4,033	—		1,200	—		6,741
Other interest income	744	321	—		946	—		2,011

Total interest income	57,339	10,852	249		18,103	337		86,880

Interest expense:
Interest on deposits	8,482	1,566	(198	)(b)	1,828	(50	)(g)	11,628
Interest on FHLB advances and other borrowings	1,842	101	—		2	—		1,945

Total interest expense	10,324	1,667	(198)		1,830	(50)		13,573

Net interest income	47,015	9,185	447		16,273	387		73,307
Provision for loan losses	2,160	—	—		565	—		2,725

Net interest income after provision for loan losses	44,855	9,185	447		15,708	387		70,582

Noninterest income:
Service charges and fees	1,887	1,323	—		971	—		4,181
SBA loan servicing fees	2,727	—	—		—	—		2,727
Gain on sales of loans, net	5,120	—	—		—	—		5,120
Other noninterest income	755	41	—		183	—		979

Total noninterest income	10,489	1,364	—		1,154	—		13,007

Noninterest expense:
Salaries and employee benefits	27,512	4,736	—		5,352	—		37,600
Occupancy and equipment expenses	5,215	912	50	(c)	1,041	42	(c)	7,260
Professional services	3,055	421	—		—	—		3,476
Data processing and network	1,276	164	—		—	—		1,440
Regulatory assessments and insurance	1,094	239	—		—	—		1,333
Amortization of intangibles	917	—	1,497	(d)	—	1,062	(h)	3,476
Other operating expenses	4,295	1,464	—		2,733	—		8,492

Total noninterest expense	43,364	7,936	1,547		9,126	1,104		63,077

Income before income tax expense	11,980	2,613	(1,100)		7,736	(717)		20,512
Income tax expense	2,002	138	(231	)(e)	1,483	(151	)(e)	3,241

Net income	$9,978	$2,475	$(869)		$6,253	$(566)		$17,271

Share and per share data:
Earnings per common share:
Basic	$1.08	$6.19			$105.73			$1.36
Diluted	$1.03	$6.19			$105.73			$1.32
Weighted average common shares outstanding:
Basic	9,258,216	399,811			59,138			12,698,424
Diluted	9,642,408	399,811			59,138			13,082,616

(a)	Adjustment to interest income for accretion on Comanche acquired loans based on expected fair market value.
(b)	Adjustment to interest expense for amortization on Comanche time deposits based on expected fair market value.
(c)	Additional depreciation related to fair market value adjustment on premises.
(d)	Expected amortization of additional core deposit intangible of $6.0 million is based on a 6 year life using the sum of the years digits amortization method.
(e)	Tax adjustment related to other pro forma adjustments calculated at a 21% rate.
(f)	Adjustment to interest income for accretion on Beeville acquired loans based on expected fair market value.
(g)	Adjustment to interest expense for amortization on Beeville’s time deposits based on expected fair market value.
(h)	Expected amortization of additional core deposit intangible of $5.8 million is based on a 10 year life using the sum of the years digits amortization method.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2019

	Spirit	Beeville	Beeville Acquisition Pro Forma Adjustments		Pro Forma Combined Company
	(Dollars in thousands, except per share data)
Interest income:
Interest and fees on loans	$17,118	$4,540	$84	(a)	$21,742
Interest and dividends on investment securities	1,182	341	—		1,523
Other interest income	584	313	—		897

Total interest income	18,884	5,194	84		24,162

Interest expense:
Interest on deposits	3,071	554	(13	)(b)	3,612
Interest on FHLB advances and other borrowings	378	—	—		378

Total interest expense	3,449	554	(13)		3,990

Net interest income	15,435	4,640	97		20,172
Provision for loan losses	849	80	—		929

Net interest income after provision for loan losses	14,586	4,560	97		19,243

Noninterest income:
Service charges and fees	729	240	—		969
SBA loan servicing fees	264	—	—		264
Gain on sales of loans, net	804	—	—		804
Other noninterest income	1,260	44	—		1,304

Total noninterest income	3,057	284	—		3,341

Noninterest expense:
Salaries and employee benefits	7,124	1,493	—		8,617
Occupancy and equipment expenses	1,262	279	11	(c)	1,552
Professional services	1,041	—	—		1,041
Data processing and network	485	—	—		485
Regulatory assessments and insurance	98	—	—		98
Amortization of intangibles	603	—	241	(d)	844
Other operating expenses	2,391	872	—		3,263

Total noninterest expense	13,004	2,644	252		15,900

Income before income tax expense	4,639	2,200	(155)		6,684
Income tax expense	829	469	(33	)(e)	1,265

Net income	$3,810	$1,731	$(122)		$5,419

Share and per share data:
Earnings per common share:
Basic	$0.31	$29.27			$0.39
Diluted	$0.30	$29.27			$0.38
Weighted average common shares outstanding:
Basic	12,152,558	59,138			13,731,749
Diluted	12,607,445	59,138			14,186,636

(a)	Adjustment to interest income for accretion on Beeville acquired loans based on expected fair market value.
(b)	Adjustment to interest expense for amortization on Beeville time deposits based on expected fair market value.
(c)	Additional depreciation related to fair market value adjustment on premises.
(d)	Expected amortization of additional core deposit intangible of $5.8 million is based on a 10 year life using the sum of the years digits amortization method.
(e)	Tax adjustment related to other pro forma adjustments calculated at a 21% rate.